EXHIBIT 99.1

Quanex Building Products Declares Quarterly Dividend

HOUSTON, Dec. 10, 2021 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share on the Company’s common stock, payable December 31, 2021, to shareholders of record on December 21, 2021.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

Contact:

Scott Zuehlke
SVP, Chief Financial Officer & Treasurer
713-877-5327
scott.zuehlke@quanex.com